UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2008
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Date of Report (Date of earliest event reported)

ASSURED PHARMACY, INC.
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(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17935 Sky Park Circle, Suite F, Irvine, CA, 85016
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(Address of principal executive offices)

(949) 222-9971
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(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

          On December 29, 2006, the Registrant issued a note (the “Note”) in the aggregate principal amount of $250,000 to Alpha Capital Anstalt (“Alpha”).

          On April 2, 2008, the Registrant entered into an Amendment of Note Agreement (the “Agreement”) with Alpha whereby the Registrant amended the terms of the Note. Pursuant to the Agreement, the maturity date of the Note shall be March 31, 2009, the conversion price for the Note shall be $0.07, and future interest shall accrue at an annual rate of 10% and be paid in arrears on the last business day of each calendar quarter or upon any conversion.

          Additionally, the Registrant shall pay accrued but unpaid interest on the Note through the date of the Agreement in cash within forty business days of the date of the Agreement. If, however, a proposed private financing does not close prior to the end of the forty days, the Registrant will be allowed to make such payment in shares.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: May 12, 2008

ASSURED PHARMACY, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer